Exhibit 11.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated December 22, 2023, on the financial statements of NileBuilt Corp. (the “Company”) as of October 31, 2023 included in this Regulation A Offering Statement of the Company, on Form 1-A.

Assurance Dimensions

Margate, Florida

January 2, 2024